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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-13080, 333-103033, 333-107363, 333-112568,
333-113091 and 333-114099) and Registration Statements on Form S-8 (File Nos. 33-763828, 333-220, 333-5532 and 333-7762) pertaining to the Employee Share
Option Plan of Trinity Biotech plc of our report dated March 31, 2004, with respect to the consolidated financial statements and schedule of Trinity Biotech plc included in this Annual Report (Form 20-F) for the year ended December 31, 2003.




ERNST & YOUNG

Dublin, Ireland
April 1, 2004